Exhibit 99.1
News
For immediate release
NYSE: BWS

Contacts:
Investors
Peggy Reilly Tharp, Brown Shoe
(314) 854-4134, ptharp@brownshoe.com
Media
Erin Conroy, Brown Shoe
(718) 913-0960, econroy@brownshoe.com

Brown Shoe Reports First Quarter 2011 Earnings

Net sales of $624.6 million increased 4.5% year-over-year

GAAP net earnings per diluted share of $0.08

Adjusted net earnings per diluted share of $0.16

ST. LOUIS, May 25, 2011 – Brown Shoe Company, Inc. (NYSE: BWS, www.brownshoe.com) today reported its first quarter 2011 financial results, with net sales of $624.6 million, an increase of 4.5% compared to first quarter 2010 net sales of $597.7 million.

Net earnings were $3.7 million, or $0.08 per diluted share, compared to net earnings of $10.0 million, or $0.23 per diluted share, in the first quarter of 2010.  On an adjusted* basis, net earnings were $7.0 million, or $0.16 per diluted share, compared to net earnings of $11.2 million, or $0.26 per diluted share in the first quarter of 2010.  Gross profit margin in the first quarter of 2011 was 40.0% versus 41.4% in the first quarter of 2010.

“As expected, we saw revenue improvement in the first quarter, although our overall results were mixed.  Despite tough year-over-year comparisons, we were able to grow our gross profit margin at Famous Footwear and experienced revenue growth in our Wholesale Operations,” said Diane Sullivan, president and chief operating officer of Brown Shoe.  “I continue to feel good about our overall strategy, and the entire company is looking forward to heading into the back-to-school selling season and to meeting our consumers’ needs and driving market share in our target areas of healthy living, contemporary fashion and family.”

US$ in millions, except per share data (unaudited)	13 Weeks Ended			52 Weeks Ended
	4/30/11	5/1/10	Change	4/30/11	5/1/10	Change
Famous Footwear	342.7	362.2	-5.4%	1,467.1	1,408.2	4.2%
Wholesale Operations	222.1	174.7	27.1%	801.8	637.7	25.7%
Specialty Retail	59.8	60.8	-1.7%	262.1	255.0	2.8%
Consolidated net sales	$624.6	$597.7	4.5%	$2,531.0	$2,300.9	10.0%
Gross profit	249.8	247.6	0.9%	1,005.8	942.5	6.7%
Margin	40.0%	41.4%	-140 bps	39.7%	41.0%	-130 bps
SG&A expenses	235.5	224.6	4.9%	934.0	871.5	7.2%
% of net sales	37.7%	37.5%	20 bps	36.9%	37.9%	-100 bps
Net restructuring, other special charges	1.7	1.7	1.6%	7.9	11.0	-28.0%
Operating earnings	12.6	21.3	-41.0%	63.9	60.0	6.5%
% of net sales	2.0%	3.6%	-160 bps	2.5%	2.6%	-10 bps
Net interest expense	6.6	4.5	47.2%	21.5	19.2	12.3%
Earnings before income taxes	6.0	16.8	-64.5%	42.4	40.8	3.8%
Tax rate	39.1%	37.4%	170 bps	28.8%	31.3%	-250 bps
Net earnings	$3.7	$10.0	-63.3%	$30.9	$27.1	13.7%
Per share	$0.08	$0.23	-65.2%	$0.70	$0.63	11.1%
Adjusted per share	$0.16	$0.26	-38.5%	$0.86	$0.79	8.9%

Highlights
The improvement in net sales in the first quarter was primarily due to the acquisition of American Sporting Goods (ASG) on February 17, which accounted for 6.6% of consolidated net sales.  This addition, along with an improvement in net sales for legacy Wholesale Operations, helped offset a decline in Famous Footwear first quarter net sales.  Famous Footwear net sales performance in the first quarter of 2011 was second only to the first quarter of 2010, which represented its best first quarter performance in its 50 year history.

At Famous Footwear, same store sales decreased (3.9%) in the first quarter, compared to an increase of 15.5% in the prior year.  Beginning in the first quarter of 2010, the company reevaluated and changed its promotion strategy, and this shift resulted in a gradual decline in BOGO days during 2010 and the elimination of BOGO days in the first quarter of 2011.  During the quarter, the company closed 12 underperforming stores while adding 14 new stores.  When compared to the prior first quarter, the total number of stores declined to 1,112 from 1,134.

While consolidated gross profit increased on a year-over-year basis, gross profit margin declined, due to mix shift in the first quarter.  The mix of Retail and Wholesale Operations net sales was 64% to 36%, respectively, compared to 71% and 29% in the first quarter of 2010.  In the first quarter, Famous Footwear gross profit margin was up 40 basis points year-over-year.  Gross profit margins in the company’s Retail businesses are traditionally higher than in Wholesale Operations.

First quarter 2011 GAAP earnings per diluted share of $0.08 included ($0.08) of ASG acquisition and integration costs and related inventory purchase accounting adjustments.  Excluding these items, adjusted earnings were $0.16 per diluted share.  For the first quarter of 2010, GAAP earnings per diluted share of $0.23 included ($0.03) of ERP systems implementation costs.  Excluding these costs, adjusted earnings were $0.26 per diluted share.

At quarter-end, Brown Shoe had $212.8 million in availability under its revolving credit facility and $54.2 million in cash and cash equivalents.  During the quarter, the company announced and priced its offering of $200 million in 7⅛% senior notes due 2019, and it is using a portion of the net proceeds to fund the purchase and retirement of its outstanding 8¾% senior notes due 2012.

Inventory at the end of the first quarter was $534.7 million, up 23.9% compared to $431.5 million in the first quarter of 2010.  For the first quarter, Famous Footwear inventory was up 8.8%, while Wholesale Operations inventory was up 128.2%, with ASG making up approximately two-thirds of the Wholesale increase.

Full Year 2011 Guidance
“For 2011, we are maintaining our previous annual guidance, however, based on our first quarter results, we are currently expecting this to trend toward the lower end,” said Mark Hood, chief financial officer for Brown Shoe.  “As expected, we still foresee our annual improvement to come in the back half of the year, due to a strong first half in 2010 and costs related to the acquisition of ASG.”

Consolidated net sales	Increase low-double digit range
Famous Footwear same-store sales	Increase low- to mid-single digit range
Wholesale Operations net sales	Increase low- to mid-single digit range for legacy brands
Gross profit margin	Flat, excluding inventory related purchase accounting
Net interest expense	$26 to $28 million
Effective tax rate	35.0% to 36.0%
Earnings per diluted share	$1.25 to $1.32
Depreciation and amortization	$60 to $62 million
Capital expenditures	$58 to $60 million

Investor Conference Call
Brown Shoe will webcast an investor conference call at 9:00 a.m. ET today, May 25, 2011.  The webcast will be available at brownshoe.com/investor.  A live conference call will be available at (877) 217-9089 for analysts in North America or (706) 679-1723 for international analysts by using the conference ID 67007476.  A replay will be available on the website for a limited period.  Investors may also access the replay by dialing (800) 642-1687 in North America or (706) 645-9291 internationally and using the conference ID 67007476 through June 8, 2011.

* Non-GAAP Financial Measures
In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings and earnings per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Definitions
All references in this press release, outside of the condensed consolidated financial statements that follow, unless otherwise noted, related to net earnings attributable to Brown Shoe Company, Inc. and diluted earnings per common share attributable to Brown Shoe Company, Inc. shareholders, are presented as net earnings and earnings per diluted share, respectively.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements and expectations regarding the Company's future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) potential disruption to Brown Shoe’s business and operations as it integrates ASG into its business; (iii) potential disruption to Brown Shoe’s business and operations as it implements its information technology initiatives; (iv) Brown Shoe’s ability to utilize its new information technology system to successfully execute its strategies, including integrating ASG’s business; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China, where ASG has manufacturing facilities and both ASG and Brown Shoe rely heavily on third-party manufacturing facilities for a significant amount of their inventory; (ix) the ability to recruit and retain senior management and other key associates; (x) the ability to attract and retain licensors and protect intellectual property rights; (xi) the ability to secure/exit leases on favorable terms; (xii) the ability to maintain relationships with current suppliers; (xiii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiv) the ability to source product at a pace consistent with increased demand for footwear; and (xv) the impact of rising prices in a potentially inflationary global environment. The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 29, 2011, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

# # #

About Brown Shoe Company, Inc.
Brown Shoe is a $2.7 billion global footwear company.  Brown Shoe’s Retail division operates
Famous Footwear, a leading family branded footwear destination with over 1,100 stores nationwide and e-commerce site FamousFootwear.com, approximately 250 specialty retail stores in the U.S., Canada, and China primarily under the Naturalizer brand name, and footwear e-tailer shoes.com. Through its wholesale divisions, Brown Shoe designs and markets leading fashion and athletic footwear brands including Naturalizer, Dr. Scholl's, LifeStride, Sam Edelman, Franco Sarto, Via Spiga, Etienne Aigner, Vera Wang Lavender, Avia, rykä, AND 1, and Buster Brown.  Brown Shoe press releases are available on the Company's website at www.brownshoe.com.

SCHEDULE 1

BROWN SHOE COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
(Thousands, except per share data)	April 30, 2011	May 1, 2010	April 30, 2011	May 1, 2010

Net sales	$624,620	$597,718	$2,530,993	$2,300,946
Cost of goods sold	374,820	350,158	1,525,199	1,358,411

Gross profit	249,800	247,560	1,005,794	942,535

Selling and administrative expenses	235,468	224,515	933,929	871,491
Restructuring and other special charges, net	1,744	1,717	7,941	11,026

Operating earnings	12,588	21,328	63,924	60,018

Interest expense	(6,698)	(4,512)	(21,833)	(19,458)
Interest income	85	18	270	249

Earnings before income taxes	5,975	16,834	42,361	40,809

Income tax provision	(2,334)	(6,299)	(12,195)	(12,760)

Net earnings	$3,641	$10,535	$30,166	$28,049

Less: Net (loss) earnings attributable to
noncontrolling interests	(47)	489	(709)	900

Net earnings attributable to Brown
Shoe Company, Inc.	$3,688	$10,046	$30,875	$27,149

Basic earnings per common share
attributable to Brown Shoe Company, Inc. shareholders	$0.08	$0.23	$0.70	$0.63

Diluted earnings per common share
attributable to Brown Shoe Company, Inc. shareholders	$0.08	$0.23	$0.70	$0.63

Basic number of shares	42,475	41,755	42,336	41,632
Diluted number of shares	43,006	41,987	42,699	41,800

SCHEDULE 2

BROWN SHOE COMPANY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands)	April 30, 2011	May 1, 2010	January 29, 2011
ASSETS

Cash and cash equivalents	$54,229	$59,465	$126,548
Receivables	144,484	87,296	113,937
Inventories	534,725	431,488	524,250
Prepaid expenses and other current assets	57,468	47,444	43,546
Total current assets	790,906	625,693	808,281

Other assets	135,103	116,075	133,538
Goodwill and intangible assets, net	173,162	75,535	70,592
Property and equipment, net	141,398	137,063	135,632
Total assets	$1,240,569	$954,366	$1,148,043

LIABILITIES AND EQUITY

Borrowings under revolving credit agreement	$288,000	$-	$198,000
Trade accounts payable	171,386	190,263	167,190
Other accrued expenses	132,806	128,020	146,715
Total current liabilities	592,192	318,283	511,905

Long-term debt	150,000	150,000	150,000
Deferred rent	34,127	37,982	34,678
Other liabilities	44,438	27,854	35,551
Total other liabilities	228,565	215,836	220,229

Total Brown Shoe Company, Inc. shareholders’ equity	419,022	410,702	415,080
Noncontrolling interests	790	9,545	829
Total equity	419,812	420,247	415,909
Total liabilities and equity	$1,240,569	$954,366	$1,148,043

SCHEDULE 3

BROWN SHOE COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 Weeks Ended
(Thousands)	April 30, 2011	May 1, 2010
OPERATING ACTIVITIES:
Net earnings	$3,641	$10,535
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	8,921	8,087
Amortization of capitalized software	3,327	2,497
Amortization of intangibles	2,066	1,691
Amortization of debt issuance costs	599	549
Share-based compensation expense	1,663	1,406
Tax deficiency related to share-based plans	431	237
Loss on disposal of facilities and equipment	308	490
Impairment charges for facilities and equipment	543	1,193
Deferred rent	(551)	(887)
Provision for doubtful accounts	335	26
Foreign currency transaction gains	(2)	(211)
Changes in operating assets and liabilities, net of acquired businesses:
Receivables	(9,628)	(3,011)
Inventories	39,362	25,624
Prepaid expenses and other current and noncurrent assets	268	(5,323)
Trade accounts payable	(9,155)	12,410
Accrued expenses and other liabilities	(37,348)	(12,145)
Other, net	(1,123)	(1,034)
Net cash provided by operating activities	3,657	42,134

INVESTING ACTIVITIES:
Purchases of property and equipment	(7,067)	(5,136)
Capitalized software	(2,640)	(6,202)
Acquisition cost	(156,636)	-
Cash recognized on initial consolidation	3,121	-
Net cash used for investing activities	(163,222)	(11,338)

FINANCING ACTIVITIES:
Borrowings under revolving credit agreement	759,500	111,000
Repayments under revolving credit agreement	(669,500)	(205,500)
Dividends paid	(3,104)	(3,040)
Debt issuance costs	(1,234)	-
Proceeds from stock options exercised	484	214
Tax deficiency related to share-based plans	(431)	(237)
Net cash provided by (used for) financing activities	85,715	(97,563)
Effect of exchange rate changes on cash and cash equivalents	1,531	399
Decrease in cash and cash equivalents	(72,319)	(66,368)
Cash and cash equivalents at beginning of period	126,548	125,833

Cash and cash equivalents at end of period	$54,229	$59,465

SCHEDULE 4

BROWN SHOE COMPANY, INC.
Reconciliation of Operating Earnings, Net Earnings and Diluted Earnings Per Share (GAAP Basis) to Adjusted Operating Earnings, Net Earnings and Diluted Earnings Per Share (Non-GAAP Basis)

	13 Weeks Ended April 30, 2011			13 Weeks Ended May 1, 2010
(Thousands, except per share data)	Operating Earnings	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share	Operating Earnings	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share

GAAP earnings	$12,588	$3,688	$0.08	$21,328	$10,046	$0.23

Charges / Other Items:
ASG cost of goods sold adjustment(1)	2,711	1,604	0.04	-	-	-

Acquisition-related costs(2)	1,743	1,667	0.04	-	-	-

IT initiatives	-	-	-	1,717	1,185	0.03

Total charges / other items	4,454	3,271	0.08	1,717	1,185	0.03

Adjusted earnings	$17,042	$6,959	$0.16	$23,045	$11,231	$0.26

	52 Weeks Ended April 30, 2011			52 Weeks Ended May 1, 2010
(Thousands, except per share data)	Operating Earnings	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share	Operating Earnings	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share

GAAP earnings	$63,924	$30,875	$0.70	$60,018	$27,149	$0.63

Charges / Other Items:
ASG cost of goods sold adjustment(1)	2,711	1,604	0.04	-	-	-

Acquisition-related costs(2)	2,862	2,391	0.05	-	-	-

IT initiatives	5,078	3,351	0.07	8,266	5,274	0.12

Organizational changes	-	-	-	4,624	2,825	0.07

Headquarters consolidation	-	-	-	(1,864)	(1,139)	(0.03)

Total charges / other items	10,651	7,346	0.16	11,026	6,960	0.16

Adjusted earnings	$74,575	$38,221	$0.86	$71,044	$34,109	$0.79

(1) In accordance with GAAP, purchase accounting rules require the company to record inventory at fair value (i.e. expected selling price less costs to sell) on the acquisition date. This results in lower than typical gross margins when the acquired inventory is sold. This adjustment reflects the elimination of the unfavorable impact of lower gross margins for ASG product sold in the first quarter of 2011.

(2) A significant portion of the acquisition related expenses incurred in the first quarter of 2011 are not tax-deductible and therefore do not have a tax benefit allocated to those costs. In addition, certain acquisition costs recognized by the company in the fourth quarter of 2010 have, upon consummation of the ASG acquisition in the first quarter of 2011, become non-deductible. Therefore, the acquisition related costs line also reflects a $0.2 million increase in tax expense related to certain acquisition costs incurred during 2010.

SCHEDULE 5

BROWN SHOE COMPANY, INC.
OPERATING RESULTS BY MAJOR SEGMENT

	Famous Footwear		Wholesale Operations		Specialty Retail
($ millions)	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	April 30,	May 1,	April 30,	May 1,	April 30,	May 1,
	2011	2010	2011	2010	2011	2010

Net Sales	$342.7	$362.2	$222.1	$174.7	$59.8	$60.8

Gross Profit	$156.6	$164.2	$67.8	$56.7	$25.4	$26.7

Gross Profit Rate	45.7%	45.3%	30.5%	32.4%	42.5%	44.0%

Operating Earnings (Loss)	$18.8	$28.2	$6.5	$8.7	$(3.7)	$(2.9)

Operating Earnings (Loss) %	5.5%	7.8%	2.9%	5.0%	-6.3%	-4.8%

Same-store Sales %	-3.9%	15.5%	-	-	-1.0%	16.2%

Number of Stores	1,112	1,134	-	-	252	269

	Famous Footwear		Wholesale Operations		Specialty Retail
	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	April 30,	May 1,	April 30,	May 1,	April 30,	May 1,
($ millions)	2011	2010	2011	2010	2011	2010

Net Sales	$1,467.1	$1,408.2	$801.8	$637.7	$262.1	$255.0

Gross Profit	$661.5	$620.6	$233.2	$213.0	$111.1	$108.9

Gross Profit Rate	45.1%	44.1%	29.1%	33.4%	42.4%	42.7%

Operating Earnings (Loss)	$81.0	$69.8	$30.1	$43.9	$(6.8)	$(10.9)

Operating Earnings (Loss) %	5.5%	5.0%	3.8%	6.9%	-2.6%	-4.3%

Same-store Sales %	5.7%	5.4%	-	-	2.8%	5.8%